SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2003

Charter Communications Holdings, LLC
Charter Communications Holdings Capital Corporation
(Exact name of registrants as specified in their charters)

Delaware
Delaware
(State or Other Jurisdiction of Incorporation or Organization)

333-77499 333-77499-01	43-1843179 43-1843177
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrants' telephone number, including area code)

Not Applicable

ITEM 9. REGULATION FD DISCLOSURE.

On Friday, September 19, 2003, Charter Communications, Inc., parent company of Charter Communications Holdings, LLC ("Charter Holdings"), announced that it and its indirect subsidiary, CCH II, LLC have entered into agreements to purchase an aggregate of $609 million principal amount of its convertible senior notes and $1.3 billion principal amount of the senior notes and senior discount notes issued by Charter Holdings from a small number of institutional investors in privately negotiated transactions. The entirety of the press release appearing in Exhibit 99.1 hereto is not filed but is furnished pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications Holdings, LLC and Charter Communications Holdings Capital Corporation have duly caused this Current Report to be signed on their behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS HOLDINGS, LLC

Registrant

Dated: September 19, 2003

By: /s/ Steven A. Schumm Name: Steven A. Schumm Title: Executive Vice President and Chief Administrative Officer and interim Chief Financial Officer (Principal Financial Officer)

CHARTER COMMUNICATIONS HOLDINGS CAPITAL CORPORATION

Registrant

Dated: September 19, 2003

By: /s/ Steven A. Schumm Name: Steven A. Schumm Title: Executive Vice President and Chief Administrative Officer and interim Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated September 19, 2003 (furnished pursuant to Item 9).